Calculation of Filing Fee Tables
F-3
SEALSQ Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value USD0.01 per share	457(r)	30,413,630	$ 4.11	$ 125,000,019.30	0.0001381	$ 17,262.50
Fees to be Paid	2	Other	Pre-Funded Warrants to purchase Ordinary Shares	Other	7,500,000	$ 4.11		0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary Shares issuable upon the exercise of Class E Warrants	Other	60,827,260	$ 5.50	$ 334,549,930.00	0.0001381	$ 46,201.35
Fees to be Paid	4	Other	Class E Warrants to Purchase Ordinary Shares	Other	60,827,260		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 459,549,949.30		$ 63,463.85
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 63,463.85
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). The "Amount Registered" includes 7,500,000 Ordinary Shares issuable upon exercise of the pre-funded Warrants referenced in Note 2. Pursuant to Rule 416 under the Securities Act, this prospectus supplement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333- 290963, as amended, filed with the Securities and Exchange Commission on October 20, 2025 (as amended, the "Registration Statement"). This "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Registration Fee Tables" in the Registration Statement.

[2]	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. The "Proposed Maximum Offering Price Per Unit" represents the sum of the Pre-Funded Warrants sales price of $4.1099 and the exercise price of $0.0001 per share of Ordinary Shares issuable pursuant to the Pre-Funded Warrants. Pursuant to Rule 457(g), the entire fee is allocated to the Ordinary Shares underlying the Pre-Funded Warrants. See also Note 1.

[3]	The registration fee is calculated in accordance with Rule 457(g) under the Securities Act. "Proposed Maximum Offering Price Per Unit" represents the sum of the Class E Warrant exercise price of $5.50 per share of Ordinary Shares.

[4]	The Class E warrants are being registered for distribution in the same Registration Statement as the Ordinary Shares issuable upon exercise thereof. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the Class E Warrants because the warrants and the underlying securities are being registered together, and the registration fee has been calculated based on the exercise price of the underlying shares ($5.50 per share).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $459,549,949.30. The prospectus is a final prospectus for the related offering.